As filed with the Securities and Exchange Commission on February 9, 2000

Registration No. 333-89049

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to
FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

VARSITYBOOKS.COM INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5900	54-1876848
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2020 K Street, N.W.

6th Floor
Washington, D.C. 20006
(202) 667-3400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric J. Kuhn

Chief Executive Officer
VarsityBooks.com Inc.
2020 K Street, N.W.
6th Floor
Washington, D.C. 20006
(202) 667-3400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Andrew M. Tucker, Esq. Shaw Pittman 1676 International Drive McLean, VA 22102 (703) 790-7900	Brent B. Siler, Esq. Hale and Dorr LLP 1455 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 942-8400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Amount(1)(2)	Amount of Registration Fee(2)

Common Stock, par value $.0001 per share	$75,000,000	$20,850(3)

(1)	Includes shares that the Underwriters have the option to purchase from VarsityBooks.com Inc. solely to cover over-allotments, if any.
(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee.
(3)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee	$20,850

NASD filing fee	8,000

Nasdaq National Market listing fee	95,000

Printing and engraving costs	355,000

Legal fees and expenses	285,000

Accounting fees and expenses	175,000

Blue Sky fees and expenses	11,800

Transfer Agent and Registrar fees	15,000

Miscellaneous expenses	60,000

Total	$1,025,650

ITEM 14.  Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      Article 7 of the registrant’s Sixth Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. A director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

      In addition, to the maximum extent permitted by Delaware law in effect from time to time, the Corporation will indemnify and pay, or reimburse reasonable expenses in advance of final disposition of a proceeding, to (a) any individual who is a current or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. To the maximum extent permitted by Delaware law in effect from time to time, the Corporation will, with the approval of the board of directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

      Article 6 of the registrant’s Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant to the fullest extent permissible under

Delaware law, except that the Registrant will indemnify such party in connection with a proceeding (or part thereof) initiated by that party only if the proceeding (or part thereof) was authorized by the Registrant’s board of directors. The indemnification provided under the Bylaws includes the right to be paid by the Registrant the expenses in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses in advance of any proceeding for which indemnification may be had in advance of its final disposition may be made only upon delivery to the Registrant of an undertaking by or on behalf of the indemnified party to repay all amounts so advanced if it shall ultimately be determined that such party is not entitled to be indemnified. If a claim for indemnification is not paid by the Registrant within sixty days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be paid the expense of prosecuting such suit.

      In addition, the Bylaws grant the Registrant the authority to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

      The Registrant has entered into Indemnification Agreements with each of its directors and executive officers to indemnify them in the amount and under the circumstances described above.

      The Underwriting Agreement provides that the Company and Selling stockholders are obligated, under specified circumstances, to indemnify the Underwriters. In addition, the Underwriting Agreement provides that the Underwriters are obligated, under specified circumstances, to indemnify directors, officers and controlling persons of the Registrant against specified liabilities.

ITEM 15.  Recent Sales of Unregistered Securities

      The following information on sale of the Registrant’s stock does not reflect its reverse stock split, except as noted.

      Within the last three years, the Registrant has issued and sold the following unregistered securities:

1.	On June 23, 1998, the Registrant issued and sold to each of its founders, Eric J. Kuhn and Timothy J. Levy, 1,500,000 shares of common stock for an aggregate purchase price of $150 each in conjunction with a restricted stock agreement entered into between the Registrant and each of its founders. This transaction was exempt from registration under rule 506 of Regulation D.

2.	On July 10, 1998, the Registrant issued and sold to an accredited investor, Baker & Taylor, Inc., 1,071,428 shares of common stock for an aggregate purchase price of $107.14 in conjunction with an agreement entered into with the investor. This transaction was exempt from registration under rule 506 of Regulation D.

3.	On July 10, 1998, the Registrant issued to an accredited investor, Baker & Taylor, Inc., a warrant to purchase 214,286 shares of common stock at an exercise price of $1.1666 per share in conjunction with a service agreement entered into between the Registrant and the investor. This transaction was exempt from registration under rule 506 of Regulation D.

4.	On August 6, 1998, the Registrant issued and sold to 19 accredited investors (including StonePine VarsityBooks.com LLC, Pinnacle Bancorp, Inc., Kuhn Irrevocable Trust dated July 30, 1998, Sandor Engel, Esq., Trustee, Michael J. Kuhn, Timothy J. Levy, Eric Jonathan Kuhn, Karen Kuhn, Linda R. Levy, Paul G. Levy, Jason and Susan Kuhn, JTWRS, Jeffrey C. Levy and Deborah R. Levy) an aggregate of 1,785,707 shares of its Series A Convertible Preferred Stock for $0.70 per share, for an aggregate purchase price of $1,249,994.90. This transaction was exempt from registration under rule 506 of Regulation D.

5.	On October 2, 1998, the Registrant issued to an accredited investor, Baker & Taylor, Inc., a warrant to purchase 100,000 shares of common stock at an exercise price of $0.10 per share in conjunction with a service agreement entered into between the Registrant and the investor. This transaction was exempt from registration under rule 506 of Regulation D.

6.	On November 4, 1998, the Registrant granted to a director an option to purchase 30,893 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

7.	On November 4, 1998, the Registrant granted to 10 employees options to purchase an aggregate of 313,088 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

8.	On December 3, 1998, the Registrant issued and sold to 5 accredited investors (including Andrew Green, WS Investment Company 98B and SDJ Capital, Inc.) an aggregate of 285,713 shares of its Series A Convertible Preferred Stock for $0.70 per share, for an aggregate purchase price of $199,999.10. This transaction was exempt from registration under rule 506 of Regulation D.

9.	On December 8, 1998, the Registrant issued to five accredited investors (Baker & Taylor, Inc., StonePine VarsityBooks.com LLC, Pinnacle Bancorp, Inc., John McKey and Mesirow Financial Inc., Custodian FBO: Mary H. Jochim IRA A/C 88473435) warrants to purchase an aggregate of 289,285 shares of common stock at an exercise price of $1.1666 per share and 8% convertible promissory notes in the aggregate principal amount of $1,350,000 in conjunction with bridge loans to the Registrant. This transaction was exempt from registration under rule 506 of Regulation D.

10.	On December 28, 1998, the Registrant granted to an employee an option to purchase 10,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

11.	On January 12, 1999, the Registrant granted to an employee an option to purchase 10,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

12.	On January 25, 1999, the Registrant granted to an employee an option to purchase 2,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

13.	On February 16, 1999, the Registrant granted to an employee an option to purchase 5,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

14.	On February 24, 1999, the Registrant issued to five accredited investors (Baker & Taylor, Inc., StonePine VarsityBooks.com LLC, Pinnacle Bancorp, Inc., John McKey and Mesirow Financial Inc., Custodian FBO: Mary H. Jochim IRA A/C 88473435) warrants to purchase an aggregate of 32,130 shares of common stock at an exercise price of $1.1666 per share pursuant to the 8% convertible promissory notes issued to these investors in conjunction with bridge loans to the Registrant. This transaction was exempt from registration under rule 506 of Regulation D.

15.	On February 24, 1999, the Registrant issued to an accredited investor, Baker & Taylor, Inc., a warrant to purchase 125,000 shares of common stock at an exercise price of $0.11 per share in conjunction with an agreement entered into between the Registrant and the investor. This transaction was exempt from registration under rule 506 of Regulation D.

16.	On February 25, 1999, the Registrant issued and sold to 20 accredited investors (including FBR Technology Venture Partners I, L.P., Pinnacle Bancorp, Inc., StonePine VarsityBooks.com LLC, StonePine VarsityBooks.com II, LLC, Baker & Taylor, Inc., John McKey, Jr. and Candace McKey, Mesirow Financial, Custodian FBO: Mary H. Jochim IRA, Mayfield IX, Mayfield Associates Fund IV, Robert Haft, Karen Kuhn, Jason and Susan Kuhn, Eric J. Kuhn, SDJ Capital, Inc., Jeffrey C. Levy, Linda R. Levy, Timothy J. Levy and Paul Levy) an aggregate of 6,933,806 shares of its Series B Convertible Preferred Stock for $1.44 per share, for an aggregate purchase price of $9,984,680.64. This transaction was exempt from registration under rule 506 of Regulation D.

17.	On March 24, 1999, the Registrant granted to a consultant an option to purchase 20,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

18.	On March 24, 1999, the Registrant granted to an employee an option to purchase 125,000 shares of common stock at an exercise price of $0.10 per share. This transaction was exempt from registration under rule 701.

19.	On March 24, 1999, Registrant granted to four employees options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

20.	On April 27, 1999, the Registrant granted to a director an option to purchase 157,632 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

21.	On April 27, 1999, Registrant granted to two employees options to purchase an aggregate of 55,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

22.	On May 12, 1999, the Registrant granted to 6 employees options to purchase an aggregate of 421,772 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

23.	On May 28, 1999, the Registrant issued and sold to an employee 138,857 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

24.	On June 18, 1999, the Registrant granted to 21 employees options to purchase an aggregate of 542,410 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

25.	On July 23, 1999, the Registrant granted to employees (lead student representatives) options to purchase 32,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

26.	On July 23, 1999, Registrant granted to 14 employees options to purchase an aggregate of 129,500 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

27.	On August 4, 1999, the Registrant issued to an accredited investor, Campus Pipeline, Inc., a contingent warrant to purchase 50,000 shares of common stock at an exercise price of $3.00 per share in conjunction with a provider agreement entered into between the Registrant and the investor. This transaction was exempt from registration under rule 506 of Regulation D.

28.	On August 4, 1999, the Registrant issued to an accredited investor, Campus Pipeline, Inc., a contingent warrant to purchase 100,000 shares of common stock at an exercise price of $3.00 per share in conjunction with a provider agreement entered into between the Registrant and the investor. This transaction was exempt from registration under rule 506 of Regulation D.

29.	On August 8, 1999, the Registrant issued and sold to an employee 2,000 shares of common stock for an aggregate purchase price of $200.00 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

30.	On August 24, 1999, the Registrant granted to 18 employees options to purchase an aggregate of 107,000 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

31.	On August 24, 1999, the Registrant issued and sold to each of its founders, Eric J. Kuhn and Timothy J. Levy, 414,154 shares of its common stock for $0.15 per share, for an aggregate purchase price of $124,246.20. The consideration was paid by a promissory note and the shares are subject to re-purchase by the Company. This transaction was exempt from registration under rule 701.

32.	On August 24, 1999, the Registrant granted to its Chief Executive Officer, Eric J. Kuhn, an option to purchase 276,103 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

33.	On August 24, 1999, the Registrant granted to two directors an option to purchase an aggregate of 72,368 shares of common stock at an exercise price of $0.15 per share. This transaction was exempt from registration under rule 701.

34.	On August 27, 1999, the Registrant issued and sold to 9 accredited investors (Tribune Company, Mayfield IX, Mayfield Associates Fund IV, Varsity Book Trust, Affiliated E-Commerce Investments, LLC, FBR Technology Venture Partners I, L.P., Southeastern Technology Fund, L.P., Robert Haft and Allen Morgan) an aggregate of 6,220,245 shares of its Series C Convertible Preferred Stock for $3.36 per share, for an aggregate purchase price of $20,900,023. This transaction was exempt from registration under rule 506 of Regulation D.

35.	On September 3, 1999, the Registrant issued and sold to 20 accredited investors (including Carlyle Venture Partners, L.P., C/S Venture Investors, L.P., Carlyle U.S. Venture Partners, L.P., Carlyle Venture Coinvestment L.L.C., Roger A. Kuhn and Karen Kuhn, JTWROS, Jason Kuhn, Paul Levy, Linda R. Levy, Eric J. Kuhn, and Roger T. Staubach) an aggregate of 2,708,326 shares of its Series C Convertible Preferred Stock for $3.36 per share, for an aggregate purchase price of $9,099,975.30. This transaction was exempt from registration under rule 506 of Regulation D.

36.	On September 16, 1999, the Registrant issued and sold to an employee 7,723 shares of common stock for an aggregate purchase price of $772.30 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

37.	On September 17, 1999, the Registrant granted to 27 employees options to purchase an aggregate of 363,500 shares of common stock at an exercise price of $3.02 per share. This transaction was exempt from registration under rule 701.

38.	On September 17, 1999, Registrant issued and sold to an employee 30,893 shares of common stock for an aggregate purchase price of $3,089.30 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

39.	On October 6, 1999, the Registrant issued and sold to an employee 18,100 shares of common stock for an aggregate purchase price of $2,102 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

40.	On October 22, 1999, Registrant granted to 10 employees options to purchase an aggregate of 147,000 shares of common stock at an exercise price of $4.00 per share. This transaction was exempt from registration under rule 701.

41.	On November 1, 1999, the Registrant issued and sold to an employee 5,111 shares of common stock for an aggregate purchase price of $4,161.10 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

42.	On November 4, 1999, the Registrant issued and sold to an employee 1,250 shares of common stock for an aggregate purchase price of $125.00 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

43.	On November 11, 1999, the Registrant issued and sold to an employee 425 shares of common stock for an aggregate purchase price of $346.18 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

44.	On November 19, 1999, the Registrant granted to 24 employees options to purchase an aggregate of 123,500 shares of common stock at an exercise price of $4.00 per share. This transaction was exempt from registration under rule 701.

45.	On November 19, 1999, the Registrant issued and sold to an employee 1,287 shares of common stock for an aggregate purchase price of $128.70 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

46.	On December 9, 1999, the Registrant issued and sold to an employee 425 shares of common stock for an aggregate purchase price of $346.18 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

47.	On December 13, 1999, Registrant issued and sold to an employee 104 shares of common stock for an aggregate purchase price of $10.40 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

48.	On December 14, 1999, Registrant issued and sold to an employee 643 shares of common stock for an aggregate purchase price of $64.30 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

49.	On December 15, 1999, Registrant issued and sold to a director 180,000 shares of common stock for an aggregate purchase price of $27,000 pursuant to an exercise of an option grant. This transaction was exempt from registration under rule 701.

50.	On December 17, 1999, Registrant granted to 104 employees options to purchase an aggregate of 826,900 shares of common stock at an exercise price of $5.00 per share. This transaction was exempt from registration under rule 701.

51.	On December 17, 1999, Registrant granted to its Chief Executive Officer, Eric J. Kuhn, an option to purchase 690,940 shares of common stock at an exercise price of $5.00 per share. This transaction was exempt from registration under rule 701.

52.	On December 17, 1999, Registrant granted to 213 of its lead student representatives options to purchase an aggregate of 21,300 shares at an exercise price of $5.00 per share. This transaction was exempt from registration under rule 701.

53.	On December 23, 1999, Registrant issued to America Online, Inc. a contingent warrant to purchase 463,246 shares of common stock at an exercise price equal to the initial public offering price in conjunction with a marketing agreement entered into between the Registrant and America Online. This transaction was exempt from registration under rule 506 of Regulation D. The amount of shares in this item is shown after giving effect to the reverse stock split.

54.	On January 19, Registrant issued to Imperial Bank, a warrant to purchase 37,500 shares of common stock at an exercise price equal to the initial public offering price in conjunction with a credit agreement entered into between the Registrant and Imperial Bank. This transaction was exempt from registration under rule 506 of Regulation D. The amount of shares in this item is shown after giving effect to the reverse stock split.

55.	On February 3, Registrant issued to Sallie Mae, Inc., contingent warrants to purchase up to an aggregate of 616,863 shares of common stock at an exercise price equal to the initial public offering price in conjunction with a product promotion agreement entered into between the Registrant and Sallie Mae. This transaction was exempt from registration under rule 506 of Regulation D. The amount of shares in this item is shown after giving effect to the reverse stock split.

56.	On February 3, Registrant granted to its Chief Executive Officer, Eric J. Kuhn, an option to purchase 215,286 shares of common stock at an exercise price of $5.00 per share. This transaction was exempt from registration under rule 701.

      The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or, with respect to issuances to employees, directors and consultants, rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

ITEM 16.  Exhibits and Financial Statement Schedules

     a) Exhibits.

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.
3.1**	Amended and Restated Certificate of Incorporation of the registrant, as amended to date.
3.2**	Form of Amended and Restated Certificate of Incorporation of the registrant, to be effective after the closing of the offering made pursuant to this registration statement.
3.3**	Bylaws of the registrant, as amended to date.
3.4**	Form of Amended and Restated Bylaws of the registrant, to be effective after the closing of the offering made pursuant to this registration statement.
4.1**	Specimen Certificate of the registrant’s common stock.
4.2**	Fourth Amended and Restated Investor Rights Agreement.
4.3**	Registration Rights Agreement with Campus Pipeline dated as of April 27, 1999.
5.1**	Opinion of Shaw Pittman, counsel to the registrant.
10.1**	Form of Indemnification Agreement entered into between the registrant and its directors and executive officers.
10.2**	1998 Stock Option Plan.
10.3**	Amended and Restated Operating Agreement by and between Baker & Taylor, Inc. and VarsityBooks.com Inc. dated as of October 1, 1999.
10.4**	Amended and Restated Database License Agreement by and between Baker & Taylor, Inc. and VarsityBooks.com Inc. dated as of October 1, 1999.
10.5**	Amended and Restated Drop Ship Agreement by and between Baker & Taylor, Inc. and VarsityBooks.com Inc. dated as of October 1, 1999.
10.6**	Promotional and Customer Service Agreement by and between Baker & Taylor, Inc. and VarsityBooks.com Inc. dated as of October 1, 1999.
10.7**	Agreement for Eric J. Kuhn.
10.8**	Agreement for Timothy J. Levy.
10.9**	Sublease by and between Student Loan Marketing Association and VarsityBooks.com Inc. dated as of January 19, 1999.
10.10**	Sublease by and between AT&T Corp. and VarsityBooks.com Inc. dated as of September 7, 1999.
10.11**	Employee Stock Purchase Plan.
10.12†	Interactive Marketing Agreement by and between ICQ, Inc. and the Registrant dated as of December 22, 1999.
10.13†**	Credit Agreement by and between VarsityBooks.com Inc. and Imperial Bank, dated as of January 19, 2000
10.14†**	Marketing Services Agreement by and between VarsityBooks.com Inc. and Sallie Mae, Inc., dated as of February 3, 2000
10.15†**	Product Promotion Agreement by and between VarsityBooks.com Inc. and Sallie Mae, Inc., dated as of February 3, 2000
11.1**	Computation of Earnings Per Common Share.
16.1**	Letter from KPMG LLP in accordance with Item 304(a) of Regulation S-K.
21.1**	List of Subsidiaries.

Exhibit
No.	Description

23.1**	Consent of PricewaterhouseCoopers LLP.
23.3**	Consent of Shaw Pittman, counsel to the registrant (included in Exhibit 5.1).
24.1**	Power of Attorney.
27.1**	Financial Data Schedule.
27.2**	Financial Data Schedule.

*	To be filed by amendment.

**	Previously filed.

†	confidential treatment sought

      b) Financial Statement Schedule

      Financial Statement Schedules are not listed because the information required to be set forth therein is not applicable or is shown in the financial statement or notes thereto.

ITEM 17.  Undertakings

      The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, D.C., on the 9th day of February 2000.

VARSITYBOOKS.COM INC.

By:	/s/ TIMOTHY J. LEVY

Name: Timothy J. Levy
Title: Executive Vice President, Development

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ ERIC J. KUHN* Eric J. Kuhn	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	February 9, 2000

/s/ TIMOTHY J. LEVY Timothy J. Levy	Executive Vice President, Development and Director	February 9, 2000
/s/ RICHARD HOZIK* Richard Hozik	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2000
/s/ JONATHAN N. GRAYER* Jonathan N. Grayer	Director	February 9, 2000
/s/ ALLEN L. MORGAN* Allen L. Morgan	Director	February 9, 2000
/s/ ANDREW J. OLESZCZUK* Andrew J. Oleszczuk	Director	February 9, 2000
/s/ GENE RIECHERS* Gene Riechers	Director	February 9, 2000
/s/ JAMES S. ULSAMER* James S. Ulsamer	Director	February 9, 2000

*	Timothy J. Levy, by signing his name hereto, does hereby sign this Amendment No. 6 to Registration Statement on behalf of each of the directors and officers of the Registrant after whose typed names asterisks appear pursuant to powers of attorney duly executed by such directors and officers and filed herewith with the Securities and Exchange Commission as exhibits to this Amendment No. 6 to Registration Statement.

By:	/s/ TIMOTHY J. LEVY

Timothy J. Levy
Attorney-in-fact